UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2023

UNITED STATES LIME & MINERALS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-4197	75-0789226
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS		75240
(Address of principal executive offices)		(Zip Code)

(972) 991-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	USLM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Annual Meeting, the shareholders voted on three proposals as described in the 2023 Annual Meeting Proxy Statement.  The voting results for these proposals were as follows:

Proposal 1

The following six directors were elected to serve until the 2024 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified as set forth below:

Directors	FOR	WITHHELD	BROKER NON- VOTES
Timothy W. Byrne	5,166,183	12,123	512,013
Richard W. Cardin	4,666,496	511,810	512,013
Antoine M. Doumet	4,129,998	1,048,308	512,013
Sandra C. Duhé	5,167,806	10,500	512,013
Tom S. Hawkins, Jr.	5,167,737	10,569	512,013
Billy R. Hughes	4,710,917	467,389	512,013

Proposal 2

Shareholders approved, on a non-binding advisory basis, the Company’s executive compensation as set forth below:

			BROKER NON-
FOR	AGAINST	ABSTAIN	VOTES
4,690,777	453,165	34,364	512,013
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Proposal 3

Shareholders approved, on a non-binding advisory basis, the frequency of holding the non-binding advisory vote on the Company’s executive compensation as set forth below:

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				BROKER NON-
1 YEAR	2 YEARS	3 YEARS	ABSTAIN	VOTES
4,897,407	3,487	264,314	13,098	512,013

Based on the recommendations of the Company’s Board of Directors and its Compensation Committee to hold annual non-binding advisory votes on executive compensation and the vote of the shareholders on this matter, the Company has decided to include a shareholder vote on executive compensation in its proxy materials annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2023	UNITED STATES LIME & MINERALS, INC.

	By:	/s/ Michael L. Wiedemer
Michael L. Wiedemer, Vice President and
Chief Financial Officer

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